Exhibit 99.2

Liberty Tax Service to Present at the Jefferies Global Consumer Conference

Virginia Beach, VA, June 14, 2012 — JTH Holding, Inc. (OTCBB:LTAXA) the parent company of Liberty Tax Service, today announced that executives John T. Hewitt, Founder and Chief Executive Officer and Mark F. Baumgartner, Vice President and Chief Financial Officer are expected to present at the Jefferies Global Consumer Conference in Nantucket, MA, on Wednesday, June 20, 2012 at approximately 10:30am EDT.

The presentation will be available via the Investor Relations section of the Company’s website, www.libertytax.com

About JTH Holding, Inc.

JTH Holding, Inc. is the parent company of Liberty Tax Service.  Liberty Tax Service is the fastest-growing retail tax preparation company in the industry’s history. Founded in 1997 by CEO John T. Hewitt, a pioneer in the tax industry, Liberty Tax Service has prepared over 10 million individual income tax returns. With 43 years of tax industry experience, Hewitt stands as the most experienced CEO in the tax preparation business, having also founded Jackson Hewitt Tax Service. Liberty Tax Service is the only tax franchise on the recently released Forbes “Top 20 Franchises for the Buck.”

Contact for JTH Holding, Inc.:

Mark F. Baumgartner

757-493-8855

investorrelations@libtax.com